SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
                    May 3, 2006
(Date of earliest event report)
WEYERHAEUSER COMPANY
(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
          Federal Way, Washington 98063-9777
(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(253) 924-2345
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549
ITEM 8.01. OTHER EVENTS
On May 3, 2006, Weyerhaeuser Company issued a press release stating the following:
Weyerhaeuser CEO Steven R. Rogel Agrees to Defer Retirement Until 2009
FEDERAL WAY, Wash. (May 3, 2006) — Weyerhaeuser Company (NYSE: WY) today announced that Steven R. Rogel, chairman, president and chief executive officer, has agreed to defer his retirement until 2009 at the request of the board of directors. Rogel, 63, had intended to retire in 2007.
In making the request, the board said that Rogel’s continued leadership while Weyerhaeuser implements its strategic plans would be in the best interest of shareholders and other stakeholders.
“I am honored by the board’s request and look forward to continuing my work with our strong management team,” Rogel said. “This team, along with the board, has developed a plan to achieve sustained, profitable performance; focused strategic growth; and return capital to shareholders. I look forward to effectively executing that plan.”
Rogel joined Weyerhaeuser in 1997 as its president and chief executive officer and was elected chairman of the board in 1999.
Weyerhaeuser Company, one of the world’s largest integrated forest products companies, was incorporated in 1900. In 2005, sales were $22.6 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser’s businesses, products and practices is available at www.weyerhaeuser.com.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

	By	/s/ Jeanne Hillman

	Its:	Vice President and
Chief Accounting Officer
Date: May 3, 2006